SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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March 9, 2006

Date of Report (Date of earliest event reported)

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

545 Madison Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

One North Lexington Avenue, White Plains, New York 10601
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in item 8.01 is hereby incorporated to the extent necessary to respond to the requirements of Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in item 8.01 is hereby incorporated by reference to the extent necessary to respond to the requirements of Item 2.03.

Section 8 - Other Events

Item 8.01 Other Events

US Energy Systems has organized a newly formed subsidiary, UK Energy Systems Limited (the “Buyer”). The Buyer is an English company owned by GBGH LLC, which is a Delaware limited liability company and an indirect majority owned subsidiary of US Energy. In connection with the October 2005 Agreement (as defined below), the Buyer agreed, on March 9, 2006, to (i) buy the Sellers’ (as defined) 69 shares in Viking Petroleum UK Limited (“Viking Petroleum”) for an aggregate of $69.00 and (ii) to repay the principal and interest (approximately $37 million as of March 9, 2006 and not to exceed approximately $40 million at closing) in loans issued by Viking Petroleum and its affiliates. Buyer has deposited $500,000 in a retention account which is to be remitted to the Sellers upon closing, except to the extent it is used to satisfy Buyer indemnity claims. Completion of this purchase is subject to customary conditions. US Energy is in the process of arranging financing for this transaction though the receipt of such financing is not a condition to closing. The term “Sellers” refers collectively to Viking, LLC, a Nevada limited liability company and TCW Global Project Fund II, Ltd., a Cayman Island company.

Viking Petroleum owns, directly or indirectly, six gas licenses containing 46 bcf (P1) of proved reserves and 16.4 bcf of probable reserves, for a cumulative 62.4 bcf (P2) of onshore gas in the United Kingdom.

Of the remaining 36 shares of Viking Petroleum outstanding, 26 shares are owned by a wholly owned subsidiary of VTEX Energy, Inc., a Nevada corporation and ten (10) shares are owned by two Viking Petroleum employees. Pursuant to an agreement between VTEX and Marathon Capital, LLC, (the “October 2005 Agreement”) as reflected in our Current Report on Form 8-K filed with the SEC on October 11, 2005, VTEX agreed to enter into agreements to cause the 26 shares to be contributed to a newly organized entity, 50% of which would be owned by US Energy and 25% would be owned by each of Marathon and VTEX. The Buyer also anticipates purchasing the ten shares owned by the Viking Petroleum employees for relatively nominal consideration.

The Buyer also intends to acquire and a 42 MW gas fired power plant from a European utility and to enter into long term gas and power sales agreements so that the full economic benefit of the purchase of the Viking Petroleum shares can be realized.

Management anticipates that these transactions will close not later than April 30, 2006, though no assurance can be given in this regard.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
The financial statements of the businesses acquired called for by this item will, if required to be filed and available, be filed by amendment to this report by May 25, 2006.

(b) Pro forma financial information.

The pro forma financial information of the businesses called for by this item will, if required to be filed and available, be filed by amendment to this report by May 25, 2006.

(c) Exhibits

The information set forth in Exhibit 99.1 is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit No.	Description of Exhibit
99.1	Press release dated March 9, 2006, entitled “US Energy Announces Agreement to Acquire 62.4 Billion Cubic Feet of Onshore Gas in the United Kingdom.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By: /s/ Henry N. Schneider
Henry N. Schneider, President

Dated: March 15, 2006